UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             INTERCOM SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                            11-2599441
----------------------------------------   -----------------------------------
(State of incorporation of organization)   (I.R.S. Employer Identification No.)


           111 Village Parkway, Building #2
                   Marietta, Georgia                              30067
-------------------------------------------------------         ------------
       (Address of principal executive offices)                  (Zip Code)



         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General instruction A.(c), check the following box. [   ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this Form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------

Common stock, $.0005 par value per share                    None

Item 1.  Description of Registrants Securities to Be Registered.

         The Corporation's certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, $.0005 par value per share, of which 8,008,229 shares are issued and outstanding as of May 23, 2001.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued will be, validly issued, fully paid and non-assessable.


Item 2. Exhibits.


                                  Incorporated By
Exhibit                              Reference        No. in
Number         Description         from Document      Document   Page
------         -----------         -------------      --------   ----
3.1            Certificate of
               Incorporatio              A              3.1       --

3.2            By-laws                   A              3.2       --


---------------------

A.  Registration Statement on Form S-1, File No. 2-84644.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: May 31, 2001                     INTERCOM SYSTEMS, INC.


                                               /s/ Robert H. Donehew
                                          By:_________________________________
                                             Name: Robert H. Donehew
                                             Title: Vice President and Treasurer